UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 4, 2003

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other	0-23137	91-1628146
jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On August 4, 2003, RealNetworks, Inc., a Washington corporation (“RealNetworks”), completed its acquisition (the “Acquisition”) of Listen.Com, Inc., a California corporation (“Listen”). Listen is a leading online music company that develops and distributes RHAPSODY, a digital music subscription service. The assets being acquired will serve as the foundation for RealNetworks’ legal online music service under the RealOne RHAPSODY brand.

     As a result of the Acquisition, Listen became a wholly-owned subsidiary of RealNetworks. In connection with the Acquisition, RealNetworks issued approximately 4.1 million shares of common stock (including shares issuable upon the exercise of warrants and vested options) and an aggregate of approximately $17.3 million in cash. The funds for the cash portion of the consideration were obtained from the Company’s existing cash reserves, and the common stock portion of the consideration was issued from the Company’s authorized but unissued common stock. The former common shareholders of Listen also have the right to receive up to an additional $1,500,000 on or prior to the one-year anniversary of the consummation of the Acquisition if certain conditions are satisfied. The amount of the consideration issued to the former shareholders, and option holders and warrant holders of Listen was determined by arms-length negotiation between the parties.

     Prior to the Acquisition, RealNetworks and Listen entered into a Loan and Security Agreement dated January 27, 2003 (the “Loan Agreement”) pursuant to which RealNetworks agreed to acquire an aggregate of $4,000,000 of convertible secured promissory notes of Listen and Listen agreed to incorporate certain RealNetworks technology into its products and services. On April 2, 2003, RealNetworks and Listen amended the Loan Agreement to provide for RealNetworks to acquire additional convertible secured promissory notes of Listen in the aggregate amount of $3,320,000 from time to time prior to closing, and RealNetworks subsequently acquired all of such notes. On May 22, 2003, RealNetworks and Listen entered into a Digital Music Application Distribution Agreement providing for RealNetworks to distribute a co-branded version of Listen’s RHAPSODY online music service. Other than as listed immediately above, no material relationship existed between RealNetworks or any of its affiliates, directors or officers, or any associates of such directors or officers, on the one hand, and Listen on the other hand, immediately prior to the Acquisition.

     The description of the Acquisition in this Current Report is not intended to be complete and is qualified by the more detailed information in the Acquisition agreement attached as an exhibit to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than October 18, 2003.

     (b)  Pro Forma Financial Information.

          As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than October 18, 2003.

     (c)  Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization by and among RealNtworks, Inc., Symphony Acquisition Corp. I, Symphony Acquisition Corp. II, Listen.Com, Inc., Mellon Investor Services LLC, as Escrow Agent and Robert Reid, as Shareholder Representative dated as of April 21, 2003 (incorporated by reference to Exhibit 2.1 to RealNetworks, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 filed with the Securities and Exchange Commission on August 14, 2003). (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

99.1	Press Release dated August 5, 2003 regarding acquisition of Listen.Com, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

	By:	/s/ Robert Kimball Robert Kimball Vice President, Legal and Business Affairs, General Counsel and Corporate Secretary

Dated: August 15, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization by and among RealNtworks, Inc., Symphony Acquisition Corp. I, Symphony Acquisition Corp. II, Listen.Com, Inc., Mellon Investor Services LLC, as Escrow Agent and Robert Reid, as Shareholder Representative dated as of April 21, 2003 (incorporated by reference to Exhibit 2.1 to RealNetworks, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 filed with the Securities and Exchange Commission on August 14, 2003). (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

99.1	Press Release issued by RealNetworks, Inc. dated August 5, 2003.